UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2026
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MONDELĒZ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	1-16483 (Commission File Number)	52-2284372 (I.R.S. Employer Identification Number)
905 West Fulton Market, Suite 200, Chicago, IL 60607
(Address of principal executive offices, including zip code)
(847) 943-4000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, no par value	MDLZ	The Nasdaq Global Select Market
1.625% Notes due 2027	MDLZ27	The Nasdaq Stock Market LLC
0.250% Notes due 2028	MDLZ28	The Nasdaq Stock Market LLC
0.750% Notes due 2033	MDLZ33	The Nasdaq Stock Market LLC
2.375% Notes due 2035	MDLZ35	The Nasdaq Stock Market LLC
4.500% Notes due 2035	MDLZ35A	The Nasdaq Stock Market LLC
1.375% Notes due 2041	MDLZ41	The Nasdaq Stock Market LLC
3.875% Notes due 2045	MDLZ45	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2026, Mondelēz International, Inc. (the “Company”) announced the appointment of Amit Banati as Executive Vice President and Chief Financial Officer, effective July 1, 2026 (the “Start Date”). Mr. Banati will report directly to Dirk Van de Put, Chair and Chief Executive Officer, and will be a member of the Mondelēz International Leadership Team. Following Mr. Banati’s appointment, Luca Zaramella will continue as the Company’s Executive Vice President and Chief Operating Officer.

Biography of Mr. Banati. Amit Banati, age 57, most recently served as Chief Financial Officer of Kenvue, Inc, an international consumer health company, from May 2025 to May 2026. Prior to Kenvue, he served as Vice Chair and Chief Financial Officer of Kellanova, formerly Kellogg Company from October 2023 to May 2025 and as Chief Financial Officer of Kellogg from July 2019 to October 2023. He began his career at Kellogg, a multinational food manufacturing company, as President for the Asia Pacific, Middle East and Africa region, where he drove regional growth and transformation before being promoted to Senior Vice President and Chief Financial Officer. Prior to Kellogg, he held progressively responsible management, financial and strategic leadership roles at Kraft Foods, Cadbury Schweppes, and Procter & Gamble.

Compensation of Mr. Banati. In connection with Mr. Banati’s appointment as CFO, our People and Compensation Committee approved Mr. Banati’s compensation, effective on the Start Date and set forth in his offer of employment letter (the “Offer Letter”) and described below. The below description is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2026.

Annual Compensation Opportunity. Mr. Banati’s annual compensation includes an annual base salary of $1,050,000, a target annual incentive under the Mondelēz International Management Incentive Plan of 125% of annual base salary, and a target annual long-term equity grant of $5,000,000, provided that for 2026, Mr. Banati will receive an annual equity grant with a target value of $5,000,000, in the form of 50% performance share units, 25% deferred stock units, and 25% stock options.

Make Whole Award. On or as soon as reasonably practicable following the Start Date, Mr. Banati will also receive an award to make him whole for any compensation from his former employer that he is required to forfeit. The make whole award, which shall not exceed $7,000,000, will be in the form of a cash payment payable as soon as practicable after the Start Date. The cash award is payable in a lump-sum subject to repayment in whole or in part upon specified termination events that occur prior to the second anniversary of the Start Date.

Additionally, Mr. Banati will be eligible for benefits and perquisites similar to those provided to other senior executives, including the Executive Deferred Compensation Plan and the Mondelēz International, Inc. Change in Control Plan for Key Executives. Mr. Banati has agreed to certain restrictive covenants, including that he will not compete with us or solicit our customers or employees during active employment and for twelve months following the termination of his employment for any reason, and will enter into the Company’s standard form of indemnification agreement with the Company.

Mr. Banati was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Banati has no family relationships with any of our directors or executive officers. There have been no related party transactions between the Company and Mr. Banati reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release, dated June 15, 2026, announcing the transition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
99.1	Mondelēz International, Inc. Press Release, dated June 15, 2026.
104	The cover page from Mondelēz International, Inc.’s Current Report on Form 8‑K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Laura Stein
Name:	Laura Stein
Title:	Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary
Date: June 18, 2026